AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	PAGE	OF PAGES
	1	10

2. AMENDMENT/MODIFICATION NUMBER	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUISITION NUMBER	5. PROJECT NUMBER *(If applicable)*
EDFSA09D0013P00133	DEC 15, 2021		

6. ISSUED BY CODE FSA-FS2
United States Department of Education
Federal Student Aid/Mission Support Group
830 First St NE - Suite 91F3
Washington DC 20202
Eddie Lowe (202) 377-3714 Eddie.Lowe@ed.gov

7. ADMINISTERED BY *(If other than Item 6)* CODE
See Block 6

8. NAME AND ADDRESS OF CONTRACTOR *(Number, street, county, State and ZIP Code)*
NELNET SERVICING, LLC
121 S. 13TH STREET
SUITE 201
LINCOLN NE 68508
DUNS: 831078626
Cage Code: 5JZQ5

CODE 00030812 FACILITY CODE

(X)

☐ 9A. AMENDMENT OF SOLICITATION NUMBER

9B. DATED *(SEE ITEM 11)*

☐ 10A. MODIFICATION OF CONTRACT/ORDER NUMBER
EDFSA09D0013

10B. DATED *(SEE ITEM 13)*
JUN 17, 2009

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*
See Schedule

Modification Amount: $0.00
Modification Obligated Amount: $0.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NUMBER AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: *(Specify authority)* THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NUMBER IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES *(such as changes in paying office, appropriation data, etc.)* SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☐	D. OTHER *(Specify type of modification and authority)* Mutual Agreement of the Parties

E. IMPORTANT: Contractor ☐ is not ☐ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

Please see continuation page...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*		16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)*	
Joe Popevis Executive Director		Wesley Beemer, Contracting Officer 202-377-3710 Wesley.Beemer@ed.gov	
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
Joe Popevis *(Signature of person authorized to sign)*	09/24/2021	Wesley Beemer Digitally signed by Wesley Beemer Date: 2021.09.24 17:38:00 -04'00' *(Signature of Contracting Officer)*	SEP 23, 2021

Previous edition unusable

STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR (48 CFR) 53.243

Attachment Page PAGE 2 OF 10 EDFSA09D0013P00133 The purpose of modification P00133 is to revise contract ED-FSA-09-D-0013 (Nelnet) as follows: A. Update FAR clause 52.216-22, Indefinite Quantity, to allow performance under this contract until December 14, 2023. See Attachment 1A. (reference previous mod P00117) B. Incorporate the following other changes into the contract, replace Attachment A-4 and Update C.2 Attachments/Supplemental Documents (previously updated in modification P00130): 1. New Service Level Agreement Performance Metrics (new addition to contract) A. FSA will evaluate the Contractor against new performance-related Service Level Agreement Metrics (“SLA Metrics”) on a quarterly basis, and these new SLA Metrics will be a substantial driver in assigning new borrower accounts, which will also occur on a quarterly basis. B. New SLA Metrics 1. Customer Satisfaction minimum threshold: 70% 2. Abandon Rate no higher than 4.0% 3. Interaction Quality Monitoring minimum threshold: 95% 4. Accuracy Rate minimum threshold: 95% C. Federal Student Aid (FSA) intends to, but is not required to, enhance its measurement of Customer Satisfaction by adding to or revising elements of its borrower survey and by focusing its analysis on customers who had a recent interaction with the Contractor. D. FSA intends to, but is not required to, enhance its measurement of Interaction Quality Monitoring by increasing the sample size of interactions it measures. 2. Replace Future Borrower Allocation Methodology Attachment A-4 (reference previous modification P00125) A. Metrics and weighting of metrics: 1. Service Level Agreement Metrics (Weighting: 65%) a. 25% Customer Satisfaction b. 15% Abandon Rate c. 15% Quality Monitoring d. 10% Accuracy Rate 2. Portfolio Performance Metrics (Weighting: 35%) a. 20% of borrowers current (defined for allocation methodology purposes only as <31 days delinquent) b. 10% of borrowers 31-90 days delinquent c. 5% of borrowers >90 days delinquent B. Within each of the three time-in-delinquency borrower segments in the Portfolio Performance Metrics identified above, each segment will be evaluated against the borrower segments below: 1. Segment #1: 20% Borrowers who previously defaulted 2. Segment #2: 35% At-risk borrowers a. Have not graduated and first entered repayment since 2014 OR b. Entered repayment for the first time within the last 36 months OR

Attachment Page PAGE 3 OF 10 EDFSA09D0013P00133 c. Exited hardship, unemployment or natural disaster deferment or forbearance in the last 48 months OR d. In FY22, any borrower who was more than 90 days delinquent during the year prior to the pay pause. In FY23, any borrower who was more than 90 days delinquent in the past year. 3. Segment #3: 15% Parent PLUS and Consolidation loans 4. Segment #4: 30% All other borrowers C. FSA will retain the current ranking/scoring methodology as it ranks Contractors for allocation of new borrowers. For example, if there are six Contractors pursuing a particular SLA metric that is worth 10% of the overall score, the top scoring Contractor on that metric would receive a “Ranking Score” of 6, which would be multiplied by the weighting of the metric (10%) for a total of 60 points. If two or more Contractors receive the same metric score those Contractors will receive the same Ranking Score (e.g., if two Contractors tie for 2nd place out of 6 Contractors, both Contractors will receive a Ranking Score of 4.5). Because the metrics collectively add up to 100%, if there are six Contractors seeking new borrower allocation then the highest number of possible points a Contractor could achieve in each quarter is 600. The percentage or number of loans the Contractor receives in any allocation of new borrower accounts remains in the sole discretion of FSA. D. Additional changes to the scoring methodology: 1. If a Contractor fails to meet an SLA metric, the Contractor’s Ranking Score for that SLA metric will be reduced by 1. 2. If a Contractor either: (1) fails to meet all the SLA metrics in one review period, or (2) has the lowest cumulative score of all Contractors for 3 of the last 4 review periods, FSA reserves the right to not allocate any new borrowers to that Contractor for that period. This provision in no way limits FSA’s discretion to allocate current or future loans among Contractors as provided for in other provisions of the contract. 3. The Contractor’s cumulative score (adding up all of Contractor’s SLA and portfolio metrics) will then be divided by the total of all of the cumulative scores from all of the loan Contractors to determine the new borrower allocation rates. 3. New Contact Center Requirements (new addition to contract) A. Minimum Contact Center Hours: 1. Mon 0800-2300 EST Tue – Fri 0800-2000 EST Sat 1000-1400 EST B. Availability of Spanish speaking representatives: Ensure Spanish callers have access to Spanish speaking contact center representatives during open hours. C. Call Retention: Record and retain 100% of incoming/outbounds calls for a minimum of 1 year. D. Call Monitoring: Have the capability for FSA to perform live monitoring of calls. 4. Additional Oversight and Accountability Provisions A. Replace - Compliance with Federal, State and Local Laws: The Contractor shall comply with all Federal, State and local laws, rules and regulations applicable to its performance under this contract to the extent State and local laws, rules and regulations are not preempted by Federal law. B. New - Qualified Immunity: The Contractor agrees to waive any claims or defenses of qualified immunity for lawsuits relating directly to its performance of this contract. C. New - Complaints: The Contractor will fully and timely respond to borrower complaints related to the Contractor’s performance of this contract submitted to federal, state, or local government agencies, including but not limited to the Consumer Financial Protection Bureau. D. Replace - Access to systems: The Contractor shall provide FSA with full and timely access to servicing and reporting systems, monitoring capabilities configured across all interaction

Attachment Page PAGE 4 OF 10 EDFSA09D0013P00133 channels, customer-facing websites, quality management systems and credit reporting/dispute systems. E. New - Enhanced Reporting 1. Contact Center Statistics (Daily and Weekly) 2. Customer Interaction Logs (Weekly and Monthly) 3. Timeliness (Work in Progress/Oldest Date) Reports (Weekly and Monthly) 4. Volume Reports (Weekly) 5. Forecasting Reports (Weekly and Monthly) 6. Staffing Report (Weekly) 7. Contact Center Quality Control Reports (Monthly) 8. Customer Complaint Logs (Monthly) 9. Credit Reporting and Disputes (Monthly) 10. Internal Quality Assurance and Error Reports (Monthly / Ad hoc) F. New - Transparency: FSA reserves the right to publicly release data related to the Contractor’s performance including, but not limited to, call center performance metrics. FSA will strive for consistency and verification of information published. 5. Allocation Methodology The Contractor reaffirms that the allocation or reallocation of borrower loans, including specialty programs, existing at the time of the effective date of this modification, as well as those that may be reassigned from existing Contractors, is in the sole discretion of FSA. The Contractor agrees not to object to or protest FSA’s allocation or reallocation of existing borrower loans, and further waives and releases all current and future claims against the Department of Education, Office of Federal Student Aid regarding its account allocation decisions and methodology for existing borrower loans. All other terms and conditions remain unchanged.

Attachment Page PAGE 5 OF 10 EDFSA09D0013P00133 Attachment 1A: Revised FAR Clause 52.216-22, Indefinite Quantity OLD INDEFINITE QUANTITY (OCT 1995) (a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract. (b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum." The Government shall order at least the quantity of supplies or services designated in the Schedule as the "minimum." (c) Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations. (d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after December 15, 2019 to December 14, 2021. (End of clause) NEW INDEFINITE QUANTITY (OCT 1995) (a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract. (b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum." The Government shall order at least the quantity of supplies or services designated in the Schedule as the "minimum." (c) Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations. (d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after December 14, 2023. (End of clause)

Attachment Page PAGE 6 OF 10 EDFSA09D0013P00133 Section C- Description/Specifications/Work Statement The following has been modified: C.2. Attachments/Supplemental Documents Number Title A-1 Additional Servicer—Initial Requirements Document (Version 21.0) A-2 Additional Servicer—Intermediate Requirements Document (Version 6.0) A-3 Additional Servicer—Full Requirements Document (Version 6.0) A-4 Ongoing Allocation Methodology (Version 9.0) A-5 Sample—Ongoing Allocation Metric Calculation (Version 4.0) A-6 Servicing Pricing Definitions (Version 11.0) A-7 Borrower Status Reporting (Retention) (Version 4.0) A-8 Quarterly Delinquency Reduction Compensation Report (Version 2.0) A-9 Monthly Invoice Report (Version 2.0) A-10 Wage Determinations A-11 PIV-I Reporting Deliverables

Attachment Page PAGE 7 OF 10 EDFSA09D0013P00133 Attachment A-4 Servicer Allocation Metrics FSA will evaluate the servicer against performance-related Service Level Agreement Metrics (“SLA Metrics”) and portfolio performance metrics (“Portfolio Metrics”). These new SLA Metrics will be a substantial driver in assigning new borrower accounts and the SLA thresholds are defined elsewhere in the contract. Note: A servicer may be given 0% (zero percent) of the designated new borrower pool, at the Government's sole discretion. Performance Periods The allocation of ongoing volume will be determined quarterly basis based on the performance of each servicer in relation to the other servicers. Quarterly results will be complied for each servicer based on the performance measures listed below. Each servicer may be given a percentage of the designated new borrower pool available to be distributed for the upcoming quarter. Except where noted above, quarterly scores will be compiled for each servicer, quarters are defined as: • Q1 = October 1 to December 31; • Q2 = January 1 to March 31; • Q3 = April 1 to June 30, and • Q4 = July 1 to September 30. The allocation of future volume will be determined based on the following factors: Allocation Metrics 1. Servicer Level Agreement Metrics (“SLA Metrics”) – Total Weight 65% A. 25% Customer Satisfaction Survey: Customer satisfaction survey(s) will be conducted at least quarterly. The survey will measure borrower satisfaction with the servicer and results will be based on a scale of 0-100, with 100 representing a perfect score. FSA or an agent of FSA will conduct the survey(s). B. 15% Abandon Rate: The percentage of calls that are terminated by the caller once offered out of the Interactive Voice Response (IVR) menu to be answered by an agent. C. 15% Quality Monitoring: The percentage of customer interactions that received a passing score. FSA or an agent of FSA will score the interactions. D. 10% Accuracy Rate: The percentage of tasks performed by the servicer and reviewed by FSA that were completed correctly the first time. FSA or an agent of FSA will evaluate the accuracy of the tasks performed. For “SLA Metrics” a higher score is better except for the “Abandon Rate” SLA where a lower score is better. 2. Portfolio Performance Metrics (“Portfolio Metrics”) – Total Weight 35%. These metrics are measured by combining weighted rankings from each of the Borrower Segments below: A. 20% Percentage of borrowers “Current” or 1-30 days delinquent: The number of borrowers with loans in repayment status at the end of the quarter that are current or less than 31 days delinquent divided by the number of all borrowers with loans held by the servicer that are in repayment loan status or less than 361 delinquent at the end of the quarter.

Attachment Page PAGE 8 OF 10 EDFSA09D0013P00133 B. 10% Percentage of borrowers 31-90 days delinquent: The number of borrowers with loans greater than 30 days delinquent and less than 91 days delinquent at the end of the quarter divided by the number of all borrowers with loans held by the servicer that are in repayment loan status or less than 361 delinquent at the end of the quarter. C. 5% Percentage of borrowers 91-360 days delinquent: The number of borrowers with loans greater than 90 days delinquent and less than 361 days delinquent at the end of the quarter divided by the number of all borrowers with loans held by the servicer that are in repayment loan status or less than 361 delinquent at the end of the quarter. For “Portfolio Metrics” a higher score is better for “Current” borrowers metric and a lower score is better for the other two “Portfolio Metrics.” For “Portfolio Metrics” borrowers in school, in grace, in deferment, in forbearance, in Service Member, and more than 360 days delinquent status are excluded from both the numerator and denominator in the calculations. Calculations will be rounded to the hundredth of a percent. Borrowers with loans in multiple repayment statuses shall be counted once, in the lowest performing repayment status. Borrower Segments For each Portfolio Metric identified in 2(A)-(C), each servicer will receive a score, which is determined by combining weighted rankings from each of the following Borrower Segments: i) Borrower Segment #1: 20% Borrowers who previously defaulted ii) Borrower Segment #2: 35% At-risk borrowers (as defined below): a. Have not graduated and first entered repayment since 2014 OR b. Entered repayment for the first time within the last 36 months OR c. Exited hardship, unemployment or natural disaster deferment or forbearance in the last 48 months OR d. In FY22, any borrower who was more than 90 days delinquent during the year prior to the CARES Act payment pause. In FY23, any borrower who was more than 90 days delinquent in the past year. iii) Borrower Segment #3: 15% Parent PLUS and Consolidation borrowers iv) Borrower Segment #4: 30% All other borrowers For each Borrower Segment, FSA will rank each servicer, the best score receiving the h ig h est va lue and the worst score receiving the lowest value. The highest value will be determined by the total number of servicers included in the allocation pool, and the lowest value will be 1. In case of ties, servicers with identical scores would divide the combined placement points equally. Once a Borrower Segment rank has been assigned to each servicer in segment, the rank will be multiplied based on the weighting given to that metric. The weighted scores for all four Borrower Segments will be added together to arrive at a “Portfolio Metric Score”. Each servicer will one “Portfolio Metric Score” for each of the three Portfolio Metrics 2(A)-(C). Allocation Metric Score Comparison Among Servicers The above calculations will result in a total of 7 scores for each servicer, for each SLA and Portfolio Metric category. FSA will compare the scores in each category and provide a “Metric Ranking Score” for each servicer in that category, with the best score receiving the highest value and the worst score receiving the lowest value. The highest value will be determined by the total number of servicers included in the allocation pool, and the lowest value will be 1. In case of ties, servicers with identical scores would divide the combined placement points equally. In addition, if a servicer fails to meet an SLA metric, its “Metric Ranking Score” for that SLA metric will be reduced by 1, regardless of where that servicer ranks in relation to other servicers.

Attachment Page PAGE 9 OF 10 EDFSA09D0013P00133 Once a “Metric Ranking Score” has been assigned to each servicer in a category, the Metric Ranking Score will be multiplied based on the weighting given to that metric. All weighted scores for a servicer will then be added together to arrive at a "Total Score". Each servicer will have one Total Score for each quarter. Example illustration: If there are six servicers pursuing a SLA metric that is worth 10% of the Total Score, the top scoring servicer for that metric would receive a “Metric Ranking Score” of 6, which would be multiplied by the weighting of the metric (10%) for a total of 60 points. If two servicers tie for 2nd place out of 6 servicers, both servicers would receive a Metric Ranking Score of 4.5 (5 plus 4, divided by 2) and each would receive 45 points. If a servicer received a preliminary score of 3 but failed to meet the minimum threshold for the SLA Metric, its score would be reduced by 1 point, for a Metric Ranking Score of 2 for a total of 20 points. Allocation of New Volume of Federally Held Debt Each servicer may be assigned an allocation of new volume by dividing that servicer's Total Score by the combined total scores of all servicers. The resulting percentage will determine each servicer's percentage of new volume of Federally Held Debt. The servicer's percentage of new volume will determine the percentage of new borrowers that may be sent to the servicer for servicing (loans for existing borrowers may, to the maximum extent practicable, be sent to the servicer already holding that borrower's other loans). FSA reserves the right to adjust allocation percentages to whole numbers that total 100.00%, this may result in rounding and/or truncation to one or more allocation percentages of one/more servicers. If a servicer either: (1) fails to meet all the SLA metrics in one review period, or (2) has the lowest total score of all servicers for 3 of the last 4 review periods, FSA reserves the right to not allocate any new borrowers to that servicer for that period. Consistent with the provisions of the Consolidated Appropriations Act of 2016, FSA also reserves the right to adjust allocations based on the capacity of each servicer to process new and existing accounts. If a servicer is out of compliance (for example, but not limited to, financial management or reporting, security, 0MB Circular A-123, Legislative Mandates, Program Compliance, etc.), that servicer's new volume may be re-allocated to one or more other servicers. In addition, that servicer's current account volume may be transferred to another servicer, at the non-compliant servicer's expense. Record Retention Each servicer shall maintain a listing of all borrowers within their federal portfolio identifying which borrowers exist in each status at the time of invoicing and/or metric submissions to FSA. This information shall be provided to FSA on demand and shall be maintained throughout the performance period and provided to FSA at the end of the contract period. (See Attachment A- 7, Borrower Status Reporting)

SCHEDULE Continued ITEM NO. SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE AMOUNT Contracting Officer: Wesley Beemer, 202-377-3710, Wesley.Beemer@ed.gov Primary Contracting Officer Representative: Patrice Washington, (202) 377-3845, Patrice.Washington@ed.gov Alternate Contracting Officer Representative(s): Andre Barbosa, 202-377-3332, Andre.Barbosa@ed.gov Primary Technical Point of Contact: None Alternate Technical Point(s) of Contact: None PAGE 10 OF 10 EDFSA09D0013P00133